SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 11, 2002

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15264 (Commission File Number)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (616) 567-2900

Item 5.	Other Events.

          On November 30, 2001, Manatron, Inc. (the "Company") reported on a Form 8-K Current Report a lawsuit that had been filed on November 19, 2001 against the Company in the Court of Common Pleas of Allegheny County, Pennsylvania (the "Court"). In this lawsuit the Controller of Allegheny County, Pennsylvania sought $15,379,000 in damages alleging that the Company had breached and failed to perform its obligations under its revaluation contract with Allegheny County, Pennsylvania. The Company previously stated that it believed that the allegations misrepresented the facts and were completely without merit and that the Company was seeking a prompt dismissal of this lawsuit. On April 1, 2002, the Court dismissed the lawsuit without prejudice.

          Safe Harbor Statement: The information provided in this Form 8-K may include forward-looking statements relating to future events, including statements regarding the Company's intentions, beliefs, and expectations with respect to the litigation described in this release. These statements are neither promises nor guarantees, but are subject to various risks and uncertainties that may cause actual results to differ materially from those expected, including the risk that the litigation process is inherently uncertain and unpredictable. The ultimate outcome of the litigation cannot presently be determined. The Company makes no commitment to disclose any revisions to such forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon these forward-looking statements. These and other risk factors are described in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

	99.1	Manatron, Inc. Press Release dated April 10, 2002.

Item 9.	Regulation FD Disclosure.

          On April 10, 2002, Manatron, Inc. issued the press release attached as Exhibit 99.1 to this Form 8-K.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 11, 2002	MANATRON, INC. (Registrant) By: /s/ Paul R. Sylvester Paul R. Sylvester President, Chief Executive Officer and Director